UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015 (June 11, 2015)

American Realty Capital Healthcare Trust III, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-196302	38-3930747
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 11, 2015, following the completion of its due diligence review of a medical office building located in Rockwall, Texas (“Rockwall Medical Plaza”), American Realty Capital Healthcare Trust III, Inc. (the “Company”) assumed the obligations of its sponsor, American Realty Capital VII, LLC (the “Sponsor”) and, through a wholly-owned subsidiary of its operating partnership, finalized the prerequisite conditions to acquire Rockwall Medical Plaza pursuant to the agreement for purchase and sale (the “Agreement”) dated April 28, 2015 by and between the Sponsor and Rockwall Medical Properties, L.P. (the “Seller”). The foregoing description of the Agreement is a summary and is qualified in its entirety by the terms of the Agreement. The Company will file the Agreement as an exhibit to its next quarterly report on Form 10-Q.

The description of Rockwall Medical Plaza set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 11, 2015, the Company, through a wholly-owned subsidiary of its operating partnership, acquired the fee simple interest in Rockwall Medical Plaza for a contract purchase price of $6.6 million, exclusive of closing costs. The Seller has no material relationship with the Company or any of its affiliates, or any director or officer of the Company or any associate of any such director or officer.

The Company funded the acquisition of Rockwall Medical Plaza with proceeds from its ongoing initial public offering of common stock. At closing, the Company paid an acquisition fee of $0.1 million to the Company’s advisor, American Realty Capital Healthcare III Advisors, LLC.

Rockwall Medical Plaza contains 18,176 rentable square feet and was 100% leased to three tenants under five leases as of the date of acquisition. The leases are net whereby the tenants are required to pay their proportionate share of operating expenses, excluding all costs to maintain and repair the roof and structure of the building, in addition to base rent. The following table provides information related to lease commencement and termination dates, rentable square feet, annualized straight-line rental income, rental escalations and renewal options for Rockwall Medical Plaza:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Straight-Line Rental Income(1)	Rental Escalations	Renewal Options
PedMed Rockwall, LLC(2)	August 2009	July 2019	6,000	$0.2 million	3.0% in 7th lease year	Two five-year options
Texas Health Resources	Various (3)	Various (4)	7,676	$0.2 million	(5)	(6)
Urology Clinics of North Texas, PLLC	November 2010	October 2020	4,500	$0.1 million	2.0% annually	Two five-year options

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(1)	Annualized rental income for the in-place leases at the property on a straight-line basis at the time of acquisition, which includes tenant concessions such as free rent, as applicable.
(2)	PedMed Rockwall, LLC subleased the entire 6,000 square feet of their space to Texas Health Resources beginning in December 2013.
(3)	Texas Health Resources has three leases with lease commencement dates in April 2012, February 2014 and April 2015.

(4)	Texas Health Resources has three leases with lease termination dates in January 2019, May 2019 and April 2022.
(5)	Texas Health Resources has one lease that escalates at 2.5% annually and two leases that escalate at 3% annually.
(6)	Texas Health Resources has one lease that contains one five-year renewal option and two leases that contain no renewal options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

Date: June 16, 2015	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer, President and Secretary